MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST

FLORIDA MUNICIPAL BOND FUND

SERIES #6

FILE # 811-4375

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
3/28/2005	Puerto Rico Electric Power Auth 5% 7/1/25 - 7/1/30	1,000,000	993,450,000

JP Morgan

Merrill Lynch

Morgan Stanley

Banc of America Securities

Citigroup

Goldman, Sachs & Co

Lehman Brothers

Raymond James & Associates

Ramirez & Co

UBS Financial Services

Wachovia Bank, National Assoc

6/9/2005	Miami Dade Florida Subordinate 10/1/31 - 37	4,225,000	184,312,247

Raymond James & Associates

Citigroup

Estrada Hinojosa & Co

Stifel, Nicolaus & Co

MR Beal & Co

Guzman & Co

Jackson Securities

Loop Capital Markets

Merrill Lynch

Ramirez & Co

RBC Dain Rauscher

Siebert Brandford Shank

7/15/2005	Mass School Building Authority 5% 8/15/30	1,600,000	2,500,000,000

UBS Financial Services

Citigroup

Lehman Brothers

Banc of America Securities

Bear Stearns

Goldman, Sachs & Co

JP Morgan

Merrill Lynch

Advest, Inc

AG Edwards & Sons

Cabrera Capital Markets

Corby Capital Markets

Finacorp Securities

First Albany Capital

Jackson Securities

Melvin Securities

Moors & Cabot

MR Beal & Company

National Financial Markets

Oppenheimer & Co

Ramirez & Co

Raymond James & Associates

RBC Dain Rauscher

Siebert Brandford Shank & Co

Southwest Securities

Sovereign Securities Corp